                                                                     Exhibit 5.1
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                      [Letterhead of Dorsey & Whitney LLP]







Ancor Communications, Incorporated
6321 Bury Drive, Suite 13
Eden Prairie, Minnesota 55346

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Ancor Communications, Incorporated, a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 filed with the Securities and Exchange Commission for the purpose of registering an additional 1,500,000 shares of Common Stock, $.01 par value per share (the "Shares") to be sold or awarded to employees pursuant to the Company's 1994 Long-Term Incentive and Stock Option Plan, as amended through January 21, 1998 (the "Plan").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

         In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         Our opinions expressed above are limited to the laws of the State of Minnesota.

         We hereby consent to the filing of this opinion as an exhibit to the above-described Registration Statement.

Dated: December 29, 1999
                                                   Very truly yours,

                                                   /s/ Dorsey & Whitney LLP

AEA